Exhibit - 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13A-14(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Carlos A. de Solo, certify that:

1.	I have reviewed this annual report on Form 10-K/A of CareMax, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Omitted];

4.	[Omitted]; and

5.	[Omitted].

Date: April 29, 2024

/s/ Carlos A. de Solo
Name: Carlos A. de Solo
Title: President, Chief Executive Officer and Director
(Principal Executive Officer)